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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
SITEL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SITEL CORPORATION
111 South Calvert Street, Suite 1900
Baltimore, Maryland 21202

April 12, 2001

Dear Stockholder:

    It is our pleasure to invite you to your Company's Annual Meeting of Stockholders in Baltimore on May 4, 2001. In the following pages you will find information about the meeting and a Proxy Statement.

    If you cannot be with us in person, please be sure to vote your shares by proxy. To vote by proxy, please mark, sign and date the enclosed proxy card and return it in the enclosed return envelope, or vote via the Internet or by telephone. Your prompt return of the proxy card or prompt vote via the Internet or by telephone will help the Company avoid additional solicitation costs. In person or by proxy, your vote is important.

                      Sincerely yours,

                      James F. Lynch
                       Chairman of the Board

SITEL CORPORATION
111 South Calvert Street, Suite 1900
Baltimore, Maryland 21202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held Friday, May 4, 2001

To the Stockholders of
SITEL Corporation

    The annual meeting of stockholders of SITEL Corporation will be held on Friday, May 4, 2001, at 10:30 a.m. Eastern Daylight Savings Time, at the Hyatt Regency Baltimore, 300 Light Street, Baltimore, Maryland, for the following purposes:

  1.
  To elect one director for a three-year term.

  2.
  To approve an amendment to the Amended and Restated Bylaws to increase the size of the Board of Directors to nine directors and change the quorum requirements.

  3.
  To approve an amendment to the SITEL Corporation 1999 Stock Incentive Plan.

  4.
  To ratify the selection of KPMG LLP as the Company's independent auditors for 2001.

  5.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors of the Company has fixed the close of business on March 8, 2001 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the meeting.

                      Teresa A. Beaufait
                       Corporate Secretary

April 12, 2001

  PLEASE MARK, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR YOUR USE, OR VOTE YOUR PROXY VIA THE INTERNET OR BY TELEPHONE. THE PROXY WILL NOT BE USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.

SITEL CORPORATION
111 South Calvert Street, Suite 1900
Baltimore, Maryland 21202

PROXY STATEMENT

Annual Meeting of Stockholders to be held May 4, 2001

    This Proxy Statement is furnished by SITEL Corporation, a Minnesota corporation ("SITEL" or the "Company") to holders of shares of its Common Stock, par value $.001 per share ("Common Stock"). The Board of Directors of the Company is soliciting proxies for use at the Annual Meeting of Stockholders of the Company to be held on May 4, 2001 at the Hyatt Regency Baltimore, 300 Light Street, Baltimore, Maryland, commencing at 10:30 a.m., Eastern Daylight Savings Time, and at any adjournments or postponements of the meeting (the "meeting"). Holders of record of the Common Stock at the close of business on March 8, 2001 are entitled to vote at the meeting.

PROXIES

    The Company will bear all costs of this solicitation. Stockholders' proxies will be received and counted by or under the direction of the Company's Secretary.

    If the accompanying Proxy is properly signed and returned to the Company or if the Proxy is voted via the Internet or by telephone, and such Proxy is not revoked, the shares covered by the Proxy will be voted in accordance with the instructions in the Proxy (unless an irrevocable proxy is already on file with the Secretary of the Company for the same shares). Unless contrary instructions are given in the Proxy, the persons designated as proxies in the accompanying Proxy will vote for approval of the Resolutions set forth in this Proxy Statement at the meeting. The accompanying Proxy may be revoked by the person giving it at any time prior to its being voted; such revocation may be accomplished by a letter, or by a duly executed Proxy bearing a later date, filed with the Secretary of the Company prior to the meeting. If a stockholder who has given a Proxy is present at the meeting and wishes to vote in person, the stockholder may withdraw the Proxy at that time. Any irrevocable proxy on file with the Secretary of the Company which has been given by a stockholder whose stock is subject to a Voting Agreement in favor of James F. Lynch will control as to voting on matters covered by such irrevocable proxy and be used in place of any Proxy in the accompanying form which is returned for the same shares.

    This Proxy Statement and the accompanying Proxy are first being sent to the holders of Common Stock on or about April 12, 2001.

VOTING AT THE MEETING

    At the close of business on March 8, 2001, the Company had outstanding 72,647,826 shares of Common Stock. Each such share of Common Stock is entitled to one vote upon each matter to be voted upon at the meeting.

    A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. Shares represented by proxies that are marked "abstain" as to a matter will be counted as shares present for purposes of determining the presence of a quorum. Proxies relating to "street name" shares that are voted by brokers on some matters will be counted as shares present for purposes of determining the presence of a quorum, but will not be considered as shares entitled to vote at the meeting on those matters as to which authority to vote is withheld by the broker ("broker non-votes").

    The nominee receiving the highest vote total will be elected as director at the meeting. This means abstentions and broker non-votes will not affect the outcome of the election of directors. All other matters will be decided by the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote. A broker non-vote will not be counted as an affirmative vote or a negative vote because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority.

COMMON STOCK OWNED BY
CERTAIN BENEFICIAL OWNERS AND BY EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth certain information as of March 8, 2001 with respect to the beneficial ownership of the Common Stock (i) by each person or group who, to the knowledge of the Company, was the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than 5% of the Common Stock, (ii) by each of the Company's executive officers and directors, and (iii) by all executive officers and directors of the Company as a group. Unless otherwise noted, each person or group identified has sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percent of Class
James F. Lynch (2)(3)(4)	10,984,936	15.12%
Ida Eggens Kruithof (5)	6,118,248	8.42%
State of Wisconsin Investment Board (5)	5,999,900	8.26%
Rohit M. Desai (4)(6)	5,561,671	7.66%
Private Equity Investors IV, L.P. (6)	5,555,671	7.65%
Timothy P. Keyser (4)(7)	471,968	*
Antoon Vanparys (4)	420,184	*
Phillip A. Clough (4)	263,268	*
W. Gar Richlin (4)	128,700	*
George J. Kubat (4)(8)	123,800	*
Kelvin C. Berens (4)(9)	81,400	*
Bill L. Fairfield (4)	46,800	*
Dale W. Saville	0	*
All executive officers and directors as a group (11 persons)	18,094,227	24.6%

*
Less than 1%

(1)
The address of Ida Eggens Kruithof is Villa del Sole A No. 1, 8, Avenue Saint Roman, MC 98000 Monaco. The address of Private Equity Investors IV, L.P., an institutional holder, is 540 Madison Avenue, New York, New York 10022. The address of the State of Wisconsin Investment Board, an institutional holder, is P.O. Box 7842, Madison, Wisconsin 53707.

(2)
Includes 5,181,536 shares owned by other stockholders over which Mr. Lynch exercises voting control pursuant to a Voting Agreement. The Voting Agreement grants Mr. Lynch the right to vote all shares of Common Stock held by the stockholders signatory to the Voting Agreement in the manner directed by Mr. Lynch. Mr. Lynch acquires voting control over additional shares which are issued pursuant to the Company's 1995 stock option plans until such shares are sold by the holders thereof into the public market.

(3)
Includes 55,000 shares held by two 501(c)(3) organizations established by Mr. Lynch. Mr. Lynch has shared voting and/or investment power with respect to these 55,000 shares but disclaims beneficial ownership.

(4)
Includes the following shares which may be acquired under stock options which are exercisable currently or within 60 days: Mr. Desai—6,000; Mr. Keyser—459,968; Mr. Vanparys—86,000; Mr. Clough—213,268; Mr. Richlin—80,000; Mr. Kubat—58,800; Mr. Berens—58,800; and Mr. Fairfield—46,800. Upon exercise, voting control over shares issued pursuant to the Company's 1995 stock option plans will be held by Mr. Lynch pursuant to a Voting Agreement. This table does not include shares which may be acquired under options that are not exercisable currently and which would become exercisable within 60 days only if the average closing price of the Common Stock is $9.00 or more per share for a specified period during such 60 days.

(5)
Based on a Schedule 13G filing for the year ended December 31, 2000.

(6)
Based on a Schedule 13G filing for the year ended December 31, 2000. Pursuant to Rule 13d-4 under the Exchange Act, Rohit M. Desai disclaims beneficial ownership of these shares owned by Private Equity Investors IV, L.P.

(7)
Except for shares which have been acquired by these persons in the public market (representing in the aggregate less than 1% of the outstanding shares), voting control over these shares is held by Mr. Lynch pursuant to a voting agreement.

(8)
Includes 20,000 shares owned by a partnership for members of Mr. Kubat's immediate family. Mr. Kubat shares voting and/or investment power but disclaims beneficial ownership of these shares. Also includes 3,000 shares held by Mr. Kubat's spouse. Mr. Kubat disclaims beneficial ownership of these shares.

(9)
Includes 100 shares owned by Mr. Berens' spouse. Mr. Berens disclaims beneficial ownership of these shares.

ITEM 1: BOARD OF DIRECTORS AND ELECTION

    The Company's Board of Directors is comprised of seven directorships divided into three classes whose terms expire in consecutive years. Each class of directors serves a three-year term. Classes I, II and III currently have two, three and two directorships, respectively. Five directors are currently serving on the Board. There are vacant directorships in Classes II and III, including a vacancy created by the resignation of Phillip A. Clough effective April 1, 2001, which have not yet been filled. The Board currently expects to fill one or both of such directorships at a later date and that at least one of such vacancies would be filled by appointing a non-employee independent director.

    The term of Class III director James F. Lynch expires at this meeting. The Board of Directors has nominated James F. Lynch for re-election to the Board for a term expiring at the annual stockholders meeting in 2004.

    The principal occupation of each director for the last five years, other positions each has held, the date each was first elected a director of the Company, the date each director's term expires, and the age of each director are listed below.

    Class III director whose current term expires at this meeting and is a nominee for re-election:

  JAMES F. LYNCH — Nominee — Omaha, Nebraska.

  Mr. Lynch founded SITEL in 1985, has served as Chief Executive Officer since April 2001 and has served as Chairman and a director since the Company's inception. Mr. Lynch previously served as Chief Executive Officer from SITEL's inception to January 1997. He is 51 years of age.

    Class I directors whose current terms expire at the 2002 annual stockholders meeting:

  BILL L. FAIRFIELD — Omaha, Nebraska.

  Mr. Fairfield has been a director since July 1995. Since January 2000, Mr. Fairfield has been the Chairman of DreamField Partners, Inc., a management services firm based in Omaha. Mr. Fairfield was the Chief Executive Officer and President of Inacom Corp., a marketer and distributor of information technology products and services, from its inception in 1982 to October 1999 and the Chairman of Inacom Corp. from September 1999 through January 2000. Mr. Fairfield is currently a director of The Buckle, Inc. He is 54 years of age.

  ROHIT M. DESAI — New York, New York.

  Mr. Desai has been a director since April 2000. Since 1984, Mr. Desai has been the Chairman and President of Desai Capital Management Incorporated, an institutionally funded equity investment firm that provides capital for management buyouts, acquisitions, and growth investments. Prior to forming Desai Capital Management Incorporated in 1984, Mr. Desai spent 20 years with Morgan Guaranty Trust, an affiliate of J.P. Morgan, where he managed an equity linked investment fund. Mr. Desai is also a director of The Rouse Company, Sunglass Hut International, Inc., Independence Community Bank, Finlay Enterprises, Inc. and Telecorp PCS. He is 62 years of age.

    Class II directors whose current terms expire at the 2003 annual stockholders meeting:

  KELVIN C. BERENS — Omaha, Nebraska

  Mr. Berens has been a director since July 1995 and previously served as a director from shortly after the Company's inception until April 1995. Since 1985, Mr. Berens has been the Managing Partner of Berens & Tate, P.C., a labor and employment law firm based in Omaha. Berens & Tate, P.C. provides legal services to the Company in the areas of labor and employment law. He is 49 years of age.

  GEORGE J. KUBAT — Omaha, Nebraska.

  Mr. Kubat has been a director since July 1995. Since 1992, Mr. Kubat has been the Chief Executive Officer and President of Phillips Manufacturing Co., a metal fabricating company based in Omaha. He is 55 years of age.

    Mr. Desai was appointed to the Board of Directors upon the closing of Private Equity Investors IV, L.P.'s ("PEI IV") purchase of 5,555,671 shares of outstanding Company Common Stock in 2000. PEI IV is an affiliate of Desai Capital Management Incorporated. The Company agreed to nominate an individual designated by PEI IV and approved by the Company and to solicit proxies for the election of such nominee to the Board so long as PEI IV beneficially owns, in the aggregate, at least 2,222,269 shares of the Company's Common Stock.

    On June 16, 2000, after Mr. Fairfield was no longer an officer of Inacom Corp., Inacom Corp and its affiliates filed a Chapter 11 bankruptcy petition in the United States Bankruptcy Court for the District of Delaware.

    Proxies received by the Board of Directors will be voted "FOR" the election of the above nominee unless stockholders direct that their vote be withheld from such nominee. If the nominee shall become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the proxy holders will have discretionary authority to vote the proxies for a substitute. Proxies cannot be voted for a greater number of persons than the number of nominee(s) named above.

DIRECTORS MEETINGS AND COMPENSATION

Board and Committee Meetings

    The Board of Directors meets on a regularly scheduled basis. During 2000, the Board met on nine (9) occasions. Each director attended at least 75% of the aggregate number of meetings of the Board and the committees on which he served. The Board also acted by unanimous written consent between regularly scheduled and special meetings.

    The Audit Committee assists the Board in monitoring (1) the quality and integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements relating to the Company's financial reporting practices and processes, and (3) the independence and performance of the Company's independent auditors. The Audit Committee recommends to the Board the independent auditors to be selected by the Board. Members of the Audit Committee, which met five times during 2000, are George J. Kubat (Chairman), Kelvin C. Berens, and Rohit M. Desai. Prior to May 5, 2000, George J. Kubat (Chairman), Kelvin C. Berens and Bill L. Fairfield were the members of the Audit Committee.

    The Compensation Committee determines executive officers' salaries and bonuses and administers the Company's stock option plans, except for the Amended and Restated SITEL Corporation 1995 Non-Employee Directors Stock Option Plan which is administered by employee directors. Members of the Compensation Committee, which met two times during 2000 and acted by unanimous written consent at other times, are Rohit M. Desai (Chairman) and George J. Kubat. Prior to April 21, 2000, Bill L. Fairfield (Chairman) and George J. Kubat were the members of the Compensation Committee. The members of the Compensation Committee are independent directors.

    The Company does not have a standing Nominating Committee.

Director Compensation

    For their service on the Board during 2000, non-employee directors were paid $3,000 per quarterly meeting and $500 per special meeting of the Board of Directors or committee attended. Upon election or re-election to a three-year term on the Board of Directors, each non-employee director received options to purchase 18,000 shares of Common Stock (prorated upon appointment or election to a term less than three years), exercisable at the fair market value of the Common Stock as of the date of grant. These options were granted under the SITEL Corporation 1999 Stock Incentive Plan, become exercisable in three equal annual installments commencing one year after grant, and expire 10 years after issuance. Directors were also reimbursed for expenses incurred in connection with attendance at Board of Directors and committee meetings.

    The Board of Directors approved a revised compensation arrangement for non-employee directors effective for 2001. Non-employee directors receive an annual retainer of $20,000 for service on the Board, the Board Chairman receives an additional $15,000 annual retainer, and each Board committee chairman receives an additional $3,000 annual retainer. The annual retainers are payable quarterly beginning at the annual stockholders meeting. Non-employee directors also receive $1,000 per regular or special meeting of the Board or committee attended. They will be granted options to purchase 10,000 shares of Common Stock annually at the time of the annual stockholders meeting, pursuant to the SITEL Corporation 1999 Stock Incentive Plan. At least 50% (and up to 100% as elected by the director) of a director's annual retainer compensation will be paid in Common Stock pursuant to the Incentive Plan. The Common Stock issued in payment of annual retainer compensation will be restricted against transfer for six months after issuance. A non-employee director may elect to defer all or part of his compensation. The deferred compensation bears interest at a rate equal to the average of the composite yield on Moody's Seasoned

Corporate Bond Yield Index as published by Moody's Investor's Services. The deferred amount will be payable in a lump sum following the termination of the director's service on the Board or as designated in the director's deferral election.

    The Incentive Plan permits discretionary grants of additional options to the non-employee directors. No discretionary grants occurred in 2000.

Compensation Committee Interlocks and Insider Participation; Certain Transactions

    The Compensation Committee is composed of Rohit M. Desai (Chairman) and George J. Kubat, both non-employee directors.

    Kelvin C. Berens is the Managing Partner and owner of more than 10% of the voting stock in the Berens & Tate, P.C. law firm. The Company engaged Berens & Tate to provide legal services in the areas of labor and employment law during 2000 and expects to continue to engage the firm for such services. The Company paid Berens & Tate $538,677 in fees during 2000.

    In April 2000, the Company entered into a consulting arrangement with DreamField Partners, Inc., a company owned by Bill L. Fairfield, a director of the Company. Under this arrangement, DreamField Partners, Inc. provided consulting and advisory services to the Company for the equivalent of approximately two days per month and was paid a monthly retainer of $5,000 plus expense reimbursement. In December 2000, the arrangement was modified to the equivalent of four days per month for a monthly retainer of $10,000 plus expense reimbursement. The Company paid DreamField Partners $30,000 in fees during 2000. In March 2001, in connection with the Board's appointment of Chairman of the Board and founder James F. Lynch as Chief Executive Officer, the arrangement was further modified. Mr. Fairfield, through DreamField Partners, now provides consulting and advisory services as requested by the Chief Executive Officer for the equivalent of 20 days per month for a monthly retainer of $33,333 plus expense reimbursement.The consulting arrangement continues month to month until terminated by either party.

    James F. Lynch was indebted to the Company for certain advances for personal expenses, of which the maximum amount outstanding during 2000 and the total balance as of December 31, 2000 was $337,504, including accrued interest at 9% per annum. Such indebtedness has been repaid in full by deduction from the amount owed Mr. Lynch upon termination of his employment agreement effective December 31, 2000.

    In connection with the assignment of Antoon Vanparys from Brussels, Belgium to Baltimore, Maryland in November 1999, the Company extended a loan for the purchase of his Baltimore residence. The maximum amount outstanding under this loan during 2000 and the total balance as of December 31, 2000 was $103,597, including accrued interest at 5.42% per annum.

Annual Compensation

    Summary Compensation Table.  The following table sets forth information regarding annual and long-term compensation for the chief executive officer and the other four most highly compensated executive officers of the Company in office as of December 31, 2000 (collectively, the "Named Executive Officers").

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus (1)		Other Annual Compensation (2)		Stock Options (Number of Shares) (3)(4)	All Other Compensation (5)
James F. Lynch (6) Chairman	2000 1999 1998	$400,000 342,308 259,616	$	— — —	$	— — —	$ — — 38,350	$1,092,596 121,165 109,668
Phillip A. Clough (7) Chief Executive Officer	2000 1999 1998	496,154 300,000 309,039		— — —		— — —	125,000 275,000 600,000	— — —
W. Gar Richlin (8) Executive Vice President Chief Financial Officer	2000 1999 1998	397,116 250,000 168,269		— — —		— — —	75,000 200,000 600,000	— — —
Antoon Vanparys (9) Executive Vice President	2000 1999 1998	300,000 244,230 253,607		— — 50,943		36,065 216,133 —	50,000 250,000 100,000	— — —
Dale W. Saville (10) Executive Vice President	2000	35,385		—		—	100,000	—
Timothy P. Keyser (11) former Executive Vice President	2000 1999 1998	299,990 195,000 150,000		— — —		— — —	50,000 — 100,000	— — —

(1)
Represents bonus payments made to the Named Executive Officer for such year.

(2)
In 2000, represents a housing allowance paid to Mr. Vanparys. In 1999, represents expenses paid by the Company in connection with Mr. Vanparys' relocation from Belgium to Baltimore, including $193,411 (grossed up to include income taxes) for costs incurred to wind up Mr. Vanparys' consultancy firm in Belgium, $12,722 for moving expenses, and $10,000 for a housing allowance.

(3)
All of the options granted in 1998-1999 were for shares of Common Stock pursuant to the Amended and Restated SITEL Corporation 1995 Employee Stock Option Plan (the "Employee Plan"), except options for 200,000 shares granted to Mr. Vanparys pursuant to the SITEL Corporation 1999 Stock Incentive Plan (the "Incentive Plan"). All of the options granted in 2000 were for shares of Common Stock pursuant to the Incentive Plan.

(4)
Certain of the 1998 option awards represent previously granted options that were repriced in October 1998, as follows: Mr. Lynch—38,350; Mr. Clough—400,000; Mr. Richlin—300,000; Mr. Vanparys—35,000; and Mr. Keyser—33,153. These previously granted options have effectively been cancelled and replaced by the repriced options, and accordingly these previously granted options would be subtracted from the 1998 option awards shown in the above table to arrive at the number of 1998 options currently held by these executives. The previously granted options were granted in years prior to 1998 for each of these executives other than Mr. Richlin, whose previously granted options were granted in March 1998.

(5)
Represents $961,667 accrued pursuant to Mr. Lynch's employment agreement as a result of the termination of such employment effective December 31, 2000, which amount was paid to Mr. Lynch on March 16, 2001; $70,909 in split-dollar life insurance interest-free loans in each of 2000, 1999, and

  1998; and interest accrued in 2000, 1999, and 1998, respectively, on amounts accumulated by Mr. Lynch under the Company's Executive Wealth Accumulation Plan as follows: $60,020, $50,256, and $38,759.

(6)
The Board of Directors appointed Mr. Lynch as Chief Executive Officer and President effective April 1, 2001.

(7)
Mr. Clough resigned from the Company effective April 1, 2001.

(8)
Mr. Richlin resigned from the Company effective April 1, 2001.

(9)
Until November 1999, Mr. Vanparys provided services to the Company through a separate consultancy firm which he controlled.

(10)
Mr. Saville joined the Company on October 30, 2000.

(11)
Mr. Keyser resigned from the Executive Committee on June 30, 2000 and retired from the Company effective December 31, 2000.

Employment Agreements

    James F. Lynch.  The Board of Directors appointed Mr. Lynch as Chief Executive Officer and President effective April 1, 2001. In connection with such appointment, Mr. Lynch is entitled to an annual base salary of $500,000 and to participate in the Company's bonus program for senior executives on the terms established by the Compensation Committee for each year. Mr. Lynch was also granted options to purchase 100,000 shares of Common Stock at fair market value as of the grant date.

    Phillip A. Clough.  Mr. Clough resigned from his positions as Chief Executive Officer, President and a director effective April 1, 2001. Pursuant to a separation agreement, the Company agreed to continue to pay Mr. Clough amounts equivalent to biweekly payments of his $500,000 annual base salary during the 12 months ending March 31, 2002. Mr. Clough's employment agreement dated effective January 1, 2000 terminated with the separation agreement. Options for 765,000 shares of Common Stock held by Mr. Clough with exercise prices ranging from $3.50 to $9.75 will, according to their terms and conditions as existed prior to Mr. Clough's resignation, remain outstanding and exercisable following such separation in accordance with and subject to such terms and conditions. All other options held by Mr. Clough terminated as of April 1, 2001 according to their terms and conditions. Mr. Clough's separate agreement not to compete with the Company for 18 months after termination of employment remains in effect.

    W. Gar Richlin.  Mr. Richlin resigned from his positions as Executive Vice President and Chief Financial Officer effective April 1, 2001. Pursuant to a separation agreement, the Company agreed to continue to pay Mr. Richlin amounts equivalent to biweekly payments of his $400,000 annual base salary during the 12 months ending March 31, 2002. Mr. Richlin's employment agreement dated effective January 1, 2000 terminated with the separation agreement. Options for 500,000 shares of Common Stock held by Mr. Richlin with exercise prices ranging from $3.50 to $4.78125 will, according to their terms and conditions as existed prior to Mr. Richlin's resignation, remain outstanding and exercisable following such separation in accordance with and subject to such terms and conditions. All other options held by Mr. Richlin terminated as of April 1, 2001 according to their terms and conditions. Mr. Richlin's separate agreement not to compete with the Company for 18 months after termination of employment remains in effect.

    Antoon Vanparys.  Mr. Vanparys' employment agreement was entered into in connection with his assignment to Baltimore, Maryland in November 1999. The agreement has a term of two and one half years through April 30, 2002. Mr. Vanparys is entitled to an annual base salary of $250,000 and to participate in the Company's bonus program for senior executives on the terms established by the Compensation Committee for each year. The Company agreed to pay costs associated with Mr. Vanparys'

relocation from Belgium, including travel and moving expenses, a monthly housing allowance, costs to wind up Mr. Vanparys' consultancy firm, entry and work visas, relocation firm assistance, expatriate tax assistance, and a dislocation allowance, and agreed to extend Mr. Vanparys a loan to assist in purchasing a Baltimore home. The Company and Mr. Vanparys each may terminate the agreement upon 30 days notice. Upon the termination of Mr. Vanparys' assignment to the U.S., other than for cause or voluntary resignation, the Company has committed to continued employment with the Belgium subsidiary for six months and to endeavor to repatriate Mr. Vanparys to a commensurate assignment and pay certain costs associated with Mr. Vanparys' relocation to Belgium; if a commensurate assignment is not available, the Company is to continue to pay Mr. Vanparys his base salary for 12 months following the termination of his employment. If the agreement is terminated for cause or by voluntary resignation, the Company is not responsible for expenses to repatriate Mr. Vanparys to Belgium. Mr. Vanparys has the right to elect to transfer title to his Baltimore, Maryland home to the Company in satisfaction of the loan extended by the Company for the purchase of the home upon termination of the agreement other than for cause or voluntary resignation and the Company has a similar right to elect to have Mr. Vanparys transfer the Baltimore, Maryland home to the Company in satisfaction of such loan upon any termination of the agreement.

    Dale W. Saville.  The Company and Mr. Saville entered into an employment agreement effective October 30, 2000. The agreement has a one year term through October 29, 2001 and provides for an annual base salary of $230,000. If Mr. Saville's employment terminates because of death or disability, he is entitled to his base salary, bonus and other compensation and benefits up to the date of termination. If he terminates his employment because of an adverse change in his base salary, responsibility level, or relocation of primary office, or the Company terminates his employment without cause, he is entitled to continued payments of base salary (at the annual rate specified above) for twelve months. If his employment is terminated for cause or by voluntary resignation, he is entitled to his base salary and benefits up to the date of termination. Mr. Saville may terminate the employment agreement by providing 30 days' written notice of resignation.

Benefit Plans

    Stock Option Plan for Replacement of Existing Options ("Replacement Plan") and Stock Option Plan ("EEB Replacement Plan").  Under the Replacement Plan, options for 4,541,780 shares were granted in 1995, with an option price of $.0025 per share, as replacements for 3,110,000 options outstanding at February 28, 1995. Under the EEB Replacement Plan, options for 7,381,720 shares were granted in 1995, with an option price of $.0025 per share, as replacements for 12,655,000 units outstanding at February 28, 1995 under the Company's employee equity benefit plan ("EEB Plan"). With respect to both of these plans, the options are exercisable in five equal annual installments from January 1996 to May 2000 (or May 2001 in certain cases) and were vested as of the date of the grant. The Company recorded these options at the estimated fair value at date of grant ($2.91), with a corresponding charge to special compensation expense totaling $34.6 million. No further options may be granted under these two plans.

    1995 Employee Stock Option Plan ("Employee Plan").  The Employee Plan provided for the granting of various types of incentive awards (including incentive stock options, nonqualified options, stock appreciation rights, restricted shares, and performance shares or units) for the issuance of up to an aggregate of 9,800,000 shares of Common Stock to employees and independent consultants of the Company and its subsidiaries. Vesting terms varied with each grant, and option terms could not exceed ten years. Option prices, set by the Compensation Committee of the Board of Directors, could not be less than the fair market value at date of grant for incentive stock options or less than par value for nonqualified stock options. The Employee Plan was replaced by the 1999 Stock Incentive Plan. No further options may be granted under the Employee Plan.

    1995 Non-Employee Directors Stock Option Plan ("Directors Plan").  The Directors Plan provided for automatic, formula grants of nonqualified options to each non-employee director of the Company. Each non-employee director was granted options to purchase 18,000 shares of Common Stock upon election or re-election to a three-year term on the Board of Directors. Options vested and became exercisable in three equal annual installments commencing one year after grant. The Board of Directors had the authority to grant additional options in their discretion. Vesting and exercise terms could vary with each discretionary grant. The option prices under all grants, whether formula or discretionary, could not be less than the fair market value of the Common Stock on the date of grant. The Employee Plan was replaced by the 1999 Stock Incentive Plan. No further options may be granted under the Directors Plan.

    1999 Stock Incentive Plan ("Incentive Plan").  The Incentive Plan provides for the granting of various types of incentive awards (including incentive stock options, nonqualified options, stock appreciation rights, performance units, restricted shares, stock bonuses, and other stock-based awards) for the issuance of up to an aggregate of 7,000,000 shares of Common Stock to employees and independent consultants of the Company and its subsidiaries and non-employee directors of the Company. Option terms may not exceed ten years. Option prices, set by the Compensation Committee of the Board of Directors in the case of employees and independent consultants, and the Board of Directors in the case of non-employee directors, may not be less than the fair market value at the date of grant for incentive stock options or less than par value for nonqualified stock options. At December 31, 2000, there were approximately 4.2 million shares available for issuance pursuant to future grants under the Incentive Plan.

    The Company's option plans are administered by the Compensation Committee of the Board of Directors, except the Directors Plan which is administered by the Board members who were not eligible to participate in that plan. All of the option plans, with the exception of the Incentive Plan, require optionees to enter into a ten-year Voting Agreement in favor of James F. Lynch at the time of exercise of the options and to comply with a right of first refusal granted to the Company under the plans in connection with transfer of shares acquired upon exercise. Under the Voting Agreement, each optionee (and his successors in interest) agrees to vote all of the shares of Common Stock acquired upon his exercise of options in the manner directed by Mr. Lynch. Mr. Lynch is required to release shares covered by the Voting Agreement if a stockholder intends to sell such shares in the public market, completes the sale within 90 days of the release and, in the case of employees of the company, the stockholder is not competing against the Company. The right of first refusal requires optionees, before publicly or privately selling any shares underlying options, to provide the Company with written notice of the sale and the right to elect to purchase such shares within ten days at the market price or the privately negotiated sales price, as the case may be. This right of first refusal terminates as to shares sold into the public market.

    Executive Wealth Accumulation Plan ("Wealth Accumulation Plan").  The Wealth Accumulation Plan is administered by the Compensation Committee and permits executive employees selected by the Compensation Committee to elect voluntary salary reductions of up to 25% of base salary and 100% of incentive compensation. The Company may voluntarily match a portion of the compensation deferred by participants. Amounts deferred by participants are fully vested immediately and amounts contributed by the Company are subject to a vesting schedule beginning after five years of service with the Company until the earlier of 15 years of service with the Company or death, disability or retirement after age 65 (subject to accelerated vesting in the event of a change of control of the Company). Participants' accounts earn interest at a rate equal to the average of the composite yield on Moody's Seasoned Corporate Bond Yield Index as published by Moody's Investor's Services. Participants may also receive early distribution of their entire vested account in one lump sum payment after having participated in the plan for five years. The Company's obligations under the Wealth Accumulation Plan are unfunded and unsecured.

Option Grants and Holdings

    2000 Option Grants.  The following table summarizes the options which were granted during the year ended December 31, 2000 to the Named Executive Officers. No stock appreciation rights were granted during 2000.

OPTION GRANTS IN 2000

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(3)
			Individual Grants
	Number of Shares Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year
				Exercise Price ($/Share)	Expiration Date
Name						5% ($)	10% ($)
James F. Lynch	None		—	—	—	—	—
Phillip A. Clough	125,000	(1)	5.76%	6.65625	1-3-2010	516,897	1,315,912
W. Gar Richlin	75,000	(1)	3.46%	6.65625	1-3-2010	310,138	789,547
Antoon Vanparys	50,000	(1)	2.30%	6.65625	1-3-2010	206,759	526,365
Dale W. Saville	100,000	(2)	4.61%	2.68750	10-30-2010	158,835	412,107
Timothy P. Keyser	50,000	(1)	2.30%	6.65625	1-3-2010	206,759	526,365

(1)
These options were granted under the Incentive Plan. These options would have become non-forfeitable and exercisable in five annual installments in 2001, 2002, 2003, 2004 and 2005 if certain performance goals had been met by the Company during 2000. These performance goals were not met and the options become exercisable in five annual installments on each of January 3, 2005, 2006, 2007, 2008 and 2009. These options are subject to earlier exercise or termination and the other terms and provisions of the applicable option agreement and the Incentive Plan. These options held by Messrs. Clough, Richlin and Keyser terminated upon their separation from employment with the Company.

(2)
These options were granted under the Incentive Plan. These options were granted when the executive joined the Company. These options become exercisable in five annual installments on each of October 30, 2001, 2002, 2003, 2004 and 2005. These options are subject to earlier exercise or termination and the other terms and provisions of the applicable option agreement and the Incentive Plan.

(3)
Potential realizable value is based on the assumption that the Common Stock price (using the average of the high and low sales prices of the Common Stock on the New York Stock Exchange as of the date of grant, which is the basis for the exercise price shown) appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission. The actual value, if any, that a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date that the option is exercised (if the executive were to sell the shares on the date of exercise), so there is no assurance that the value, if any, realized will be at or near the potential realizable value as calculated in this table.

    2000 Option Exercises and Holdings.  The following table summarizes information for the Named Executive Officers regarding aggregate option exercises in the year ended December 31, 2000 and the year-end value of unexercised options to purchase the Company's Common Stock. No stock appreciation rights were exercised during 2000 or were outstanding at December 31, 2000.

AGGREGATED OPTION EXERCISES IN 2000 AND
YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Shares Underlying Unexercised Options at 12-31-00 (1) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at 12-31-00 (2) Exercisable/Unexercisable
James F. Lynch	—	$—	0 / 38,350	$0 / 0
Phillip A. Clough	—	—	126,634 / 873,366	0 / 0
W. Gar Richlin	—	—	40,000 / 535,000	0 / 0
Antoon Vanparys	—	—	76,000 / 324,000	0 / 0
Dale W. Saville	—	—	0 / 100,000	0 / 18,750
Timothy Keyser	—	—	459,968 / 123,260	1,256,987 / 18,801

(1)
All of the options relate to shares of Common Stock. Except for options for 433,230 shares granted to Mr. Keyser under the SITEL Corporation Stock Option Plan (for Replacement of EEBs) and options for certain shares granted under the Incentive Plan (Mr. Clough—125,000; Mr. Richlin—75,000; Mr. Vanparys—250,000; Mr. Saville—100,000; Mr. Keyser—50,000), all of the options were granted under the Employee Plan. The number and value of "Unexercisable" stock options includes the number and the year-end value of options which have a price threshold for exercisability which is above the exercise price. The price threshold is an average closing price for the Common Stock of at least $9.00 over thirty consecutive trading days. These executives may begin exercising these options and potentially realize a portion of the value relating to these options once the price threshold is attained.

(2)
These values have been calculated by subtracting the per share option exercise price from the fair market value of the underlying Common Stock. For purposes of this table, such fair market value is deemed to be the closing price of the Common Stock on the New York Stock Exchange as of December 29, 2000, which was $2.875.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for administering SITEL's executive compensation programs. The Compensation Committee is composed of two non-employee directors. Mr. Fairfield and Mr. Kubat were members of the Compensation Committee until April 21, 2000, when Mr. Desai replaced Mr. Fairfield. The Compensation Committee has the responsibility for general oversight of the Company's compensation program and benefit plans. The Compensation Committee regularly reviews the executive compensation policies and practices of the Company and establishes the salaries and bonuses of the executive officers. The Compensation Committee administers the stock option plans in which executive officers participate.

  Compensation Policies

    The Company's compensation policies are designed to attract and retain highly able and motivated individuals at all levels of the Company. In addition, the compensation policies are designed to be cost effective and to treat all employees fairly. The Company's overall approach to compensation emphasizes the following: competitive salaries, significant bonuses tied to Company, business unit and individual performance, and an opportunity to build exceptional long-term value through equity participation.

    In establishing total compensation amounts, the Compensation Committee considers a variety of measures of historical and projected Company performance. This review includes such measures as revenues, operating margin, net income, earnings per share, return on shareholders' equity, return on assets, performance against budget, and total market value. The Compensation Committee also considers the range of compensation paid by other public companies in the customer relationship management industry (including but not limited to those companies comprising the "Competitors Index" used in the Performance Graph section of this Proxy Statement) and other relevant industries. This information forms the basis for the Compensation Committee's assessment of the Company's overall performance and prospects, which underpins the Compensation Committee's establishment of total compensation ranges. The Compensation Committee also occasionally engages compensation consultants to review and make recommendations to the Compensation Committee on executive compensation programs. The Compensation Committee makes a subjective determination based upon a collective consideration of the foregoing factors and information.

    The Compensation Committee's policy is to structure compensation awards for executive officers that will be deductible without limitation under Section 162(m) of the Internal Revenue Code of 1986, as amended, where doing so will further the purposes of the Company's executive compensation programs. The Compensation Committee also considers it important to retain flexibility to design compensation programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be fully deductible.

  Factors and Criteria of Executive Compensation

    Executive compensation consists primarily of (1) annual compensation and (2) long-term incentives.

  Annual Compensation

    Annual compensation consists of base salary and bonus. The Company seeks to have competitive base salaries. Any increases in an individual's base salary are determined primarily by individual performance and added responsibilities. Assessment of an individual's performance includes consideration of a person's impact on the Company's financial performance as well as their judgment, creativity, effectiveness in developing subordinates, and contributions to the improvement in the quality of the Company's services and operations.

    The 2000 bonus plan for executive officers provided for targeted bonuses equal to 100% of base salary based on achievement of predetermined earnings per share (EPS) targets and approved personal objectives, with additional bonuses uncapped in amount to be awarded if the EPS targets were exceeded. Bonuses under the plan were calculated and payable annually after the end of the fiscal year. Since the bonus plan criteria were not met, no bonuses were paid to the executive officers for 2000.

    The 2000 bonus plan for business unit executives provided a bonus potential expressed as a percentage of the executive's base salary and based on achievement of objectives generally tied to SWW, business unit, and personal performance. Bonuses under the plan based on achieving business unit financial results were calculated and payable quarterly and the portion based on achieving other objectives was calculated and payable annually after the end of the fiscal year.

    Bonuses for 2000 were generally paid only in accordance with the bonus plans. The Compensation Committee, however, had discretion to adjust upward or downward bonus amounts computed according to any of the bonus plans. In cases of changed circumstances or extraordinary individual performance despite the 2000 bonus plan not being achieved, a judgment would be made as to the relative contributions of the executives in determining whether a bonus should nevertheless be paid.

  Long-Term Incentives

    Stock options are a form of long-term incentive used for executive officers and other employees. This incentive emphasizes the long-term focus necessary for the Company's continued success. Stock options also promote success by aligning employee financial interests with long-term shareholder value. Stock options have traditionally been granted broadly and deeply within the Company. During 2000 options for approximately 2,270,135 shares were granted to approximately 316 employees worldwide. As of December 31, 2000, more than 1,400 SITEL employees worldwide owned common stock or options to acquire common stock.

    Under an option program in effect since May 1999, one-time option awards are generally granted on a semi-annual basis to employees hired or promoted to the five highest levels of job responsibilities within the Company during the year and performance option awards are generally granted annually following year-end, on a discretionary basis, to the top-performing employees at these levels.

  Chief Executive Officer Compensation

    The 2000 compensation of Phillip A. Clough, then Chief Executive Officer, consisted principally of his base salary of $500,000 and an option award. Mr. Clough's bonus potential for 2000 was tied to the Company's achievement of predetermined EPS targets; because these EPS targets were not met, Mr. Clough did not receive a bonus for 2000. In January 2001, Mr. Clough was awarded 65,000 options in recognition of his contributions to the Company during 2000; these options have terminated as a result of Mr. Clough's separation from employment.

                      SUBMITTED BY THE
                      COMPENSATION COMMITTEE
                      OF THE BOARD OF DIRECTORS
                      OF SITEL CORPORATION

                      Rohit M. Desai
                      George J. Kubat

AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities. The Board of Directors adopted a written charter for the Audit Committee on May 5, 2000, which reflects standards set forth in new SEC regulations and the New York Stock Exchange rules. The charter is attached as Appendix B. The Audit Committee is composed of three non-employee directors, who are all "independent" for purposes of the New York Stock Exchange listing standards. The Board of Directors has determined that none of the members of the Audit Committee has a relationship with the Company that may interfere with his independence from the Company and its management.

    As described in the charter, the Audit Committee's primary responsibilities fall into three broad categories:

  •
  the Audit Committee monitors the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside auditors about draft financial statements and key accounting and reporting matters;

  •
  the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including monitoring their performance and recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

  •
  the Audit Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the activities and recommendations of the Company's internal auditing program.

    The Audit Committee has implemented procedures to assure that it performs each of its responsibilities under the charter. During the fiscal year ended December 31, 2000, and thereafter through the completion of the audit of the Company's financial statements for such fiscal year, those procedures included regular meetings with management of the Company and with appropriate representatives of the Company's independent auditors.

    The Audit Committee reviewed and discussed both with management of the Company and with KPMG LLP, the Company's independent auditors, the Company's audited financial statements for the fiscal year ended December 31, 2000.

    The Audit Committee also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

    The Audit Committee received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with KPMG LLP its independence.

    Based upon the reviews and discussions referred to in the immediately preceding three paragraphs of this proxy statement, the Audit Committee recommended to the Board that the audited financial statements of the Company for the fiscal year ended December 31, 2000, be included in the Company's Annual Report on Form 10-K for such fiscal year for filing with the Securities and Exchange Commission.

                      SUBMITTED BY THE
                      AUDIT COMMITTEE
                      OF THE BOARD OF DIRECTORS
                      OF SITEL CORPORATION

                      George J. Kubat
                      Kelvin C. Berens
                      Rohit M. Desai

Performance Graph

    The following line graph compares the yearly percentage changes in the cumulative stockholder return on the Common Stock for the period since December 31, 1995 with the cumulative total return of a "Competitors Index" (computed by the Company) and with the Standard and Poors 500 Index through the year ended December 31, 2000. The comparison assumes $100 was invested on December 31, 1995 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

    Four customer relationship management companies with market capitalizations similar to the Company's were used to compute the "Competitors Index". Their period end stock prices and respective market capitalization values were used to appropriately weight their stock prices. The companies included in the "Competitors Index" are APAC Teleservices, Inc., West Corporation, Sykes Enterprises, Incorporated, and Teletech Holdings, Inc. Precision Response Corporation, which was included in the "Competitors Index" used by the Company in the performance graph presented in the proxy statement last year, was no longer in existence as of December 31, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

    The Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, are required to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. Copies of such reports must also be furnished to the Company. Based solely upon a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2000 its officers and directors and greater than 10% beneficial owners complied with such filing requirements, except as follows. James Stevenson filed one report as to two transactions after its due date and Dale W. Saville filed his initial report after its due date.

ITEM 2: APPROVE AN AMENDMENT TO
THE AMENDED AND RESTATED BYLAWS
TO INCREASE THE SIZE OF THE BOARD OF DIRECTORS
AND CHANGE THE QUORUM REQUIREMENTS

    The Board of Directors has adopted an amendment to the Amended and Restated Bylaws of SITEL Corporation, subject to stockholder approval. The amendment would increase the size of the Board of Directors and change the quorum requirements.

    Section 2. Number, Election, and Term of Office, of Article III. BOARD OF DIRECTORS currently provides for seven directors. The amendment changes Section 2 to increase the size of the Board to nine directors. The new directorships resulting from the increase in the size of the Board will be in Classes I and III. Following the amendment, Classes I, II and III will each have three directorships. The purpose of this amendment is to enable the Company to invite additional persons to join the Board and thereby gain the benefit of their expertise and business experience and have additional non-employee independent directors who are eligible to serve on the Compensation and Audit Committees. In such event, one or both of the new directorships would be filled by the Board at a later date, and the member thereafter elected or appointed for three-year terms. The Board presently expects to fill one or both of such new directorships by appointing a non-employee independent director.

    Section 7. Quorum, of Article III. BOARD OF DIRECTORS currently provides that a majority of the total number of directors constitutes a quorum for Board meetings. The amendment changes Section 7 to provide that a majority of the number of directors then holding office will constitute a quorum for Board meetings. The amendment also adds as a new sentence at the end of Section 7 certain language found in the quorum provision §302A.235 of the Minnesota Business Corporation Act that a meeting convened with a quorum present may be continued even though the number of directors present later falls below the proportion otherwise required for a quorum. The purpose of this amendment is to permit the quorum to be determined on the basis of the number of directors actually serving on the Board without taking into account any vacancies that may exist at the time.

    The amendment also removes from Section 4. Vacancies, of Article III. BOARD OF DIRECTORS, the outdated phrase "of directors or, after subparagraph (b) of Section 2 is effective, until the next election". The referenced subparagraph (b) of Section 2 regarding classification of directors became effective in 1995 and Section 2 no longer has subparagraphs.

    The Board of Directors intends to submit the following Resolution to the stockholders of the Company at the meeting:

      RESOLVED, that the stockholders of the Company hereby approve the amendment to the Amended and Restated Bylaws of SITEL Corporation which is set forth in Appendix A to the Proxy Statement for the 2001 Annual Meeting.

    The Board recommends a vote FOR the resolution approving the amendment to the Amended and Restated Bylaws of SITEL Corporation. Proxies received by the Board of Directors of the Company will be voted for such Resolution unless stockholders specify a contrary choice in their proxies. Approval of such Resolution will require the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Common Stock present in person or by proxy at the meeting and entitled to vote.

ITEM 3: APPROVE AN AMENDMENT TO THE
SITEL CORPORATION 1999 STOCK INCENTIVE PLAN

    The Board of Directors of SITEL has adopted an amendment to the Incentive Plan, subject to stockholder approval. The Incentive Plan was previously approved by stockholders to meet a requirement in Section 422 of the Internal Revenue Code of 1986, as amended, pertaining to plans authorizing grants of incentive stock options. Stockholder approval of the amendment is sought in order to assure that the Incentive Plan continues to meet the requirements of Section 422.

    The amendment to the Incentive Plan amends the definition of "Subsidiary" for purposes of incentive awards other than Incentive Stock Options. Before the amendment, only employees and consultants of an entity which was at least 50% owned or controlled by the Company or a subsidiary were eligible for such incentive awards under the Incentive Plan. The amendment reduces the required level of ownership or control to 20%. The purpose of the amendment is to permit the Company to make incentive awards to employees of entities in which the Company has a smaller percentage ownership or control, if such incentive awards otherwise meet the purpose of the Incentive Plan.

    The following summary describes the material terms of the Incentive Plan. This summary is not complete and is subject to the full terms of the Incentive Plan.

    Purpose.  The Incentive Plan seeks to promote the long-term financial success of the Company and its subsidiaries, and thereby increase stockholder value, by providing stock-based incentives to employees, consultants, and non-employee directors who contribute, or are likely to contribute, significantly to such success.

    Administration.  The Incentive Plan is administered by the Compensation Committee.

    Authority to Grant Awards.  The Compensation Committee selects the employees and independent consultants of the Company and its subsidiaries (collectively "Employees") who will participate in the Incentive Plan and grants awards to Employees. The Compensation Committee may grant awards under the Incentive Plan to any Employee that it determines has contributed, or is likely to contribute, significantly to the success of the Company and its subsidiaries. The Compensation Committee may delegate to any officer or officers of the Company the Compensation Committee's powers under the Incentive Plan, including the authority to select Employees and grant awards, except that only the Compensation Committee may select and grant awards to Employees who are subject to Section 16 of the Securities and Exchange Act. The Board of Directors selects the non-employee directors ("Directors") who will participate in the Incentive Plan and grants awards to Directors.

    Permitted Awards.  The Incentive Plan permits the grant of various types of incentive awards, in any combination ("Awards") including:

  •
  Stock Options

  •
  Stock Appreciation Rights

  •
  Performance Unit Awards

  •
  Restricted Stock Awards

  •
  Stock Bonus Awards

  •
  Other Stock-Based Awards

    The aggregate number of shares of Common Stock which may be issued or utilized in respect of Awards granted under the Incentive Plan is 7,000,000. The aggregate number of shares of Common Stock which may be issued or utilized in respect of Awards granted under the Incentive Plan in any calendar year to any individual is 1,000,000. The above numbers are subject to adjustment for certain events resulting in an increase or decrease in the number of issued shares of Common Stock. The aggregate market value of the Common Stock underlying the Awards permitted by the Incentive Plan is $23,140,000, based upon the $3.32 closing price of the Common Stock on the New York Stock Exchange on March 8, 2001.

    Stock Options.  Stock Options may be intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("Incentive Options") or may be non-qualified stock options which do not qualify as Incentive Options ("Non-Qualified Options"). Incentive Options may not be granted at exercise prices less than the fair market value of the Common Stock on the date of grant (or, for an option granted to a person holding more than 10% of the Company's voting stock, at less than 110% of fair market value). Non-Qualified Options may not be granted at exercise prices below the par value of the shares of Common Stock (or less than fair market value for Employees who at the time of grant are a "covered employee" within the meaning of Section 162(m) of the Code). The Incentive Plan is not qualified under Section 401 of the Code. The tax consequences of the issuance and exercise of Options granted under the Incentive Plan depend upon whether they are Incentive Options or Non-Qualified Options. The tax treatment of Incentive Options is governed by Sections 421 and 422 of the Code while the tax treatment of Non-Qualified Options is governed by Section 83 of the Code. Generally, holders of Incentive Options are subject to tax, at capital gains rates at the time they dispose of the stock acquired upon exercise of the Incentive Option, subject to certain required minimum holding periods. If the stock has not been held for the requisite minimum holding period, the income realized will be taxed at ordinary income rates at the time of the disqualifying disposition and the Company receives a corresponding income tax deduction. Generally, holders of Non-Qualified Options are subject to tax, at ordinary income rates, at the time of exercise of the Option and the Company receives a corresponding income tax deduction and future appreciation after the exercise date is subject to capital gains treatment.

    Stock Appreciation Rights.  Stock Appreciation Rights allow a participant to receive all or any portion of the future appreciation in the fair market value of one share of Common Stock on the date of exercise over the exercise price of such Stock Appreciation Right. Stock Appreciation Rights are granted at exercise prices as determined by the Compensation Committee or the Board, as applicable. The Company may settle the Stock Appreciation Right in the form of cash (either in a lump sum payment or in installments), whole shares of Common Stock or a combination thereof, as the participant's award agreement prescribes.

    Performance Unit Awards.  Performance Unit Awards grant the right to receive future payments based upon and subject to the achievement of preestablished performance targets. Performance Unit Awards may be granted without payment by the participant of any consideration and vest upon achievement of the applicable objectives within the applicable performance period. Following the end of the applicable performance period, the Company may settle vested Performance Units in the form of cash (either in a lump sum payment or in installments), whole shares of Common Stock or a combination thereof, as the participant's award agreement prescribes. The maximum compensation that may be paid to any individual for any calendar year in respect of a Performance Unit Award is $500,000.

    Restricted Stock Awards.  A Restricted Stock Award is an award of Common Stock which is restricted against transfer, subject to a substantial risk of forfeiture, and other terms and conditions as determined by the Compensation Committee or the Board, as applicable. Restricted Stock may be vested or may be nonvested until specific conditions specified in the participant's award agreement are met. Restricted Stock may be issued to a participant with or without payment by the participant of any consideration, unless required to pay a minimum price such as par value.

    Stock Bonus Awards.  Stock Bonus Awards are awards of shares of Common Stock or an amount of money which is determined by reference to the fair market value of shares of Common Stock, or a combination thereof. Stock Bonus Awards to participants who are "covered employees" within the meaning of Section 162(m) of the Code must satisfy the requirements for "qualified performance-based compensation" within the meaning of Section 162(m).

    Other Stock-Based Awards.  Other Stock-Based Awards are awards of shares of Common Stock or an award that is valued by reference to or based on Common Stock, including without limitation awards of convertible preferred stock, convertible debentures, exchangeable securities and options. The Compensation Committee or the Board, as applicable, may establish performance goals, restricted periods, conversion prices, maturities, and security, if any, for an Other Stock-Based Award. Other Stock-Based Awards may be sold at face value or at a discount from face value, or awarded for no consideration or such minimum consideration as may be required by applicable law.

    Award Agreements.  Each participant's award agreement will specify the term of the Award and the events upon which the Award shall expire earlier than the stated term. Award agreements may also contain, among other things, restrictions on exercise or settlement of awards or on the vesting or transfer of shares of Common Stock to which an award relates.

    Non-Assignability.  Awards under the Incentive Plan are exercisable only by the participant or the participant's guardian or legal representative during the participant's lifetime. They are not assignable or transferable by the participant except upon death by will or laws of descent and distribution, or as may be permitted by the Compensation Committee in specific cases pursuant to a qualified domestic relations order, or by such other means as the Compensation Committee may approve in specific cases with respect to holders whose transactions in the Common Stock are not subject to Section 16(b) of the Securities and Exchange Act.

    Terms of Payment.  The Compensation Committee determines the time, form and manner of any payment by a participant with respect to shares of Common Stock which are the subject of an Award. The Compensation Committee in its discretion may allow a participant to pay the exercise price by exchanging shares of Common Stock previously acquired by the participant within the preceding six months, and may grant new Stock Options to a participant who exercises a Stock Option with previously acquired shares of Common Stock.

    Adjustments.  The Compensation Committee may make any adjustments it deems appropriate to prevent dilution or enlargement of the participants' rights in connection with any increase or decrease in the number of issued shares of Common Stock resulting from the payment of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or other similar event.

    Dissolution and Change of Control.  Unless otherwise provided in the particular award agreement, upon the:

  •
  dissolution or liquidation of the Company,

  •
  merger or consolidation of the Company with another entity pursuant to which the Company is not the surviving entity,

  •
  sale or lease of all or substantially all the business assets of the Company, or

  •
  the sale of more than 80% of the outstanding Common Stock in a single transaction or series of related transactions involving the same acquiring entity or person,

unless (a) the surviving or acquiring entity or an entity affiliated with the dissolving or liquidating Company assumes the outstanding Awards (which assumption may take the form of replacement of the outstanding Awards with substantially equivalent Awards from the surviving or acquiring or affiliated entity, and with the determination as to whether the outstanding Awards have been assumed and whether the assumption involved "substantially equivalent" Awards being determined by the Compensation Committee within its complete discretion) then (b) each Award shall expire as of the effective date of such transaction, provided that the Compensation Committee shall give at least fifteen (15) days prior written notice of such event to any participant who shall then have the right to exercise the exercisable portion of his or her Awards (in the manner provided in the Award Agreement) prior to the effective date of such transaction. The Compensation Committee, in its discretion, may accelerate the exercisability of any Award, provide for the purchase of the Award, adjust the terms of the Award to reflect the dissolution or change in control, cause the Award to be assumed or new rights substituted therefor by another entity, or make such other provision as the Compensation Committee determines advisable.

    Term and Termination of Plan.  Awards may be granted pursuant to the Incentive Plan through December 31, 2009. All awards which are outstanding on such date remain in effect until they are exercised or expire by their terms. The Board is authorized to extend the Incentive Plan for an additional term at any time; however, no Incentive Stock Options may be granted under the Incentive Plan during an extended term unless, if stockholder approval is then required by the Code or applicable regulations, the extension is approved by the stockholders of the Company within one year of such extension. The Board may amend or terminate the Incentive Plan at any time, subject to stockholder approval if then required by the Code or applicable regulations with respect to amendments that would (i) increase the aggregate number of shares of Common Stock issuable as Incentive Stock Options under the Incentive Plan, or (ii) change the designation of the class of persons eligible to receive Incentive Stock Options. Options outstanding under the Incentive Plan may not be repriced to a lower exercise price at any time during the term of such Stock Option, without the prior affirmative vote of a majority of the shares of Common Stock present at a stockholders meeting in person or by proxy and entitled to vote thereon, and amendment or repeal of this provision requires the affirmative vote of a majority of the shares of Common Stock present at a stockholders meeting in person or by proxy and entitled to vote thereon.

    The Board of Directors of the Company intends to submit the following Resolution to the stockholders of the Company at the meeting:

      RESOLVED, that the stockholders of the Company hereby approve the amendment to the SITEL Corporation 1999 Stock Incentive Plan which is set forth in Appendix C to the Proxy Statement for the 2001 Annual Meeting.

    The Board recommends a vote FOR the resolution approving the amendment to the SITEL Corporation 1999 Stock Incentive Plan. Proxies received by the Board of Directors of the Company will be voted for such Resolution unless stockholders specify a contrary choice in their proxies. Approval of such Resolution will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock, present in person or by proxy at the meeting.

ITEM 4: RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed the firm of KPMG LLP to examine the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2001. The same firm conducted the examination for fiscal year 2000.

Fiscal 2000 Audit Firm Fee Summary

    During fiscal year 2000, the Company retained its independent auditors, KPMG LLP to provide services in the following categories and amounts:

Audit Fees	$545,000
Financial Information Systems Design and Implementation Fees	0
All Other Fees	481,000

    The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.

    The stockholders are asked to approve the Board's appointment of KPMG LLP for the fiscal year ending December 31, 2001. A representative of KPMG LLP is expected to be present at the meeting. The representative will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    The Board recommends a vote FOR the proposal ratifying the appointment of KPMG LLP.

2002 STOCKHOLDER PROPOSALS

    The date by which stockholder proposals must be received by the Company for inclusion in the proxy materials relating to the 2002 Annual Meeting of Stockholders is November 30, 2001.

    The Company's bylaws set forth certain procedures which a stockholder must follow in order to nominate a director or present any other business at an annual stockholders meeting. Generally, a stockholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company not less than one hundred twenty days prior to one year after the date of the previous year's annual meeting. Any stockholder may obtain a copy of this provision of the bylaws upon request to the Secretary of the Company.

OTHER MATTERS

    Neither the Board of Directors nor management intends to bring any matter for action at the meeting other than those matters described above. If other matters or proposals should be presented and should properly come before the meeting for action, the persons named in the accompanying proxy will vote upon such matter or proposal in accordance with their best judgment.

    A copy of the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission will be sent to any stockholder without charge upon written request to the Company, Attention: Director of Investor Relations, 111 South Calvert Street, Suite 1900, Baltimore, MD 21202.

APPENDIX A

AMENDMENT NO. 3
TO THE
AMENDED AND RESTATED SITEL CORPORATION BYLAWS

As adopted by the Board of Directors on March 2, 2001

    RESOLVED, that Sections 2, 4 and 7 of Article III ("Board of Directors") of the Amended and Restated SITEL Corporation Bylaws are amended to state in their entirety as follows:

    Section 2.  Number, Election and Term of Office.  The number of directors which shall constitute the Board of Directors shall be nine (9). The directors shall be divided into three classes, consisting of Classes I, II and III, with each class having three (3) directors. The current term of office of the Class I directors shall expire at the 2002 annual meeting of shareholders. The current term of office of the Class II directors shall expire at the 2003 annual meeting of shareholders. The current term of office of the Class III directors shall expire at the 2001 annual meeting of shareholders. Directors elected to succeed those directors whose terms have thereupon expired shall be elected to a term to expire at the third (3rd) succeeding annual meeting of shareholders after their election, and upon the election and qualification of their successors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

    Section 4.  Vacancies.  Any vacancies in the board of directors for any reason and any newly created directorships resulting by reason of any increase in the number of directors may be filled only by the board of directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of the class for which such directors have been chosen and, in either instance, until their successors are elected and qualified or their earlier resignation or removal.

    Section 7.  Quorum.  A majority of the directors currently holding office shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum is not present at any meeting of the board of directors, then the directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion otherwise required for a quorum.

APPENDIX B

SITEL CORPORATION
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.  Audit Committee Purpose

    The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance and accounting.

  •
  Monitor the independence and performance of the Company's independent auditors and internal audit function.

  •
  Provide an avenue of communication among the independent auditors, management, the internal audit function, and the Board of Directors.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

    Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

    Audit Committee members shall be appointed by the Board of Directors. If an audit committee chair is not designated or present, the members of the Committee may designate a chair by majority vote of the Committee membership.

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the internal audit function, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditor's limited review procedures.

III.  Audit Committee Responsibilities and Duties

  Review Procedures

  1.
  Review and reassess the adequacy of this charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

  2.
  Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

  3.
  In consultation with the management, the independent auditors, and the internal audit function, consider the integrity of the Company's financial reporting processes and controls. Review significant findings prepared by the independent auditors and the internal audit function together with management's responses.

  4.
  Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  Independent Auditors

  5.
  The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

  6.
  Approve the fees and other significant compensation to be paid to the independent auditors.

  7.
  On an periodic basis, ensure that the outside auditor submit to the Audit Committee a formal written statement delineating all relationships between the auditor and the company and that the Audit Committee is responsible for actively engaging in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and for recommending that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

  8.
  Review the independent auditors audit plan including the role of internal audit and the general audit approach.

  9.
  Discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

  Internal Audit Function and Legal Compliance

  10.
  Review the budget, plan, activities, organizational structure and qualifications of the internal audit function, as needed.

  11.
  Review the appointment, performance, and replacement of the senior internal audit manager.

  12.
  Review significant reports prepared by the internal audit function together with management's response and follow-up to these reports.

  13.
  On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  Other Audit Committee Responsibilities

  14.
  Annually prepare a report to shareholders as required by the Securities and Exchange Commission for inclusion in the Company's annual proxy statement.

  15.
  Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

APPENDIX C

AMENDMENT NO. 2
TO THE
SITEL CORPORATION 1999 STOCK INCENTIVE PLAN

As adopted by the Board of Directors on July 21, 2000

The Board hereby amends the SITEL Corporation 1999 Stock Incentive Plan (the "Plan") as follows:

    The definition "Subsidiary" in Article 2 of the Plan is amended to state in its entirety as follows:

    "Subsidiary" means (i) as it relates to Incentive Stock Options, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (ii) for all other purposes, any business entity, domestic or foreign, now or hereafter existing, in which not less than 20% of the total combined voting power is owned or controlled by the Company or by a Subsidiary.

PROXY

THIS PROXY IS SOLICITED BY YOUR BOARD OF DIRECTORS
FOR THE MAY 4, 2001 ANNUAL STOCKHOLDERS MEETING

The undersigned hereby appoints James F. Lynch and George J. Kubat, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as directed and permitted herein, at the annual meeting of stockholders of the Company to be held at the Hyatt Regency Baltimore, 300 Light Street, Baltimore, Maryland, on May 4, 2001 at 10:30 a.m. Eastern Daylight Savings Time, and at any postponements or adjournments thereof, upon the matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy will be voted in accordance with the specific indication below. In the absence of such indication, this proxy will be voted for items 1, 2, 3, and 4. If you are for items 1, 2, 3, and 4 you need only sign and date this proxy below and return it in the envelope provided.

Nominee for the Election of Directors is:

01) James F. Lynch

PLEASE MARK YOUR VOTE ON THE REVERSE SIDE, SIGN, DATE AND
RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

^  FOLD AND DETACH HERE  ^

/X/ Please mark your votes as in this example.	2984
1.	Election of Directors:	FOR / /	WITHHOLD / /
(see reverse)
For, except vote withheld from the following nominee(s):

2.	Approve amendment to Sections 2, 4 and 7 of Article III of the Amended and Restated Bylaws to increase the size of the Board and to change the quorum requirements
/ / FOR / / AGAINST / / ABSTAIN
3.	Approve an amendment to the 1999 Stock Incentive Plan
/ / FOR / / AGAINST / / ABSTAIN
4.	Ratify appointment of KPMG LLP as independent accountants for 2001
/ / FOR / / AGAINST / / ABSTAIN

The Board of Directors recommends a vote "FOR" items 1, 2, 3 and 4.
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature(s) Date
NOTE: Please sign exactly as name appears herein, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

^  FOLD AND DETACH HERE  ^

CONTROL NUMBER

Dear Stockholder:

SITEL Corporation encourages you to take advantage of new and convenient ways to vote your shares. You can vote your shares electronically through the Internet or telephone. This eliminates the need to return the proxy card.

To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

1.
To vote over the telephone: Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683).

2.
To vote over the Internet: Log onto the Internet and go to the web site [http://www/eproxyvote.com/sww].

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares electronically, there is no need to mail back your proxy card.

Your vote is important. Thank you for voting.

QuickLinks

PROXY STATEMENT Annual Meeting of Stockholders to be held May 4, 2001
PROXIES
VOTING AT THE MEETING
COMMON STOCK OWNED BY CERTAIN BENEFICIAL OWNERS AND BY EXECUTIVE OFFICERS AND DIRECTORS
ITEM 1: BOARD OF DIRECTORS AND ELECTION
DIRECTORS MEETINGS AND COMPENSATION
OPTION GRANTS IN 2000
AGGREGATED OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
ITEM 2: APPROVE AN AMENDMENT TO THE AMENDED AND RESTATED BYLAWS TO INCREASE THE SIZE OF THE BOARD OF DIRECTORS AND CHANGE THE QUORUM REQUIREMENTS
ITEM 3: APPROVE AN AMENDMENT TO THE SITEL CORPORATION 1999 STOCK INCENTIVE PLAN
ITEM 4: RATIFY APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
2002 STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A AMENDMENT NO. 3 TO THE AMENDED AND RESTATED SITEL CORPORATION BYLAWS As adopted by the Board of Directors on March 2, 2001
APPENDIX B SITEL CORPORATION CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
APPENDIX C AMENDMENT NO. 2 TO THE SITEL CORPORATION 1999 STOCK INCENTIVE PLAN As adopted by the Board of Directors on July 21, 2000